EX-99.12.a

PLAN OF REORGANIZATION

This PLAN OF REORGANIZATION (the “Plan”), made as of this 30th day of May, 2012, is adopted by Bridgeway Funds, Inc. (the “Corporation”), a corporation created under the laws of the State of Maryland, with its principal place of business at 20 Greenway Plaza, Suite 450, Houston, Texas, 77046 on behalf of two of its series, the Ultra-Small Company Fund (the “Acquiring Fund”) and the Micro-Cap Limited Fund (the “Acquired Fund”).

The reorganization (hereinafter referred to as the “Reorganization”) will consist of: (i) the conversion of the shares of the Acquired Fund into shares of the Acquiring Fund and (ii) the resulting transfer to the Acquiring Fund of all of the property, assets and goodwill of the Acquired Fund, all upon and subject to the terms and conditions of this Plan hereinafter set forth.

1.	Conversion of Share and Resulting Transfer of Assets.

(a)           Subject to the terms and conditions of this Plan, the Corporation agrees (i) to convert all of the shares of the Acquired Fund into that number of full and fractional shares of the Acquiring Fund determined in the manner set forth in this Section; and (ii) to cause all of the assets and liabilities of the Acquired Fund to become assets and liabilities of the Acquiring Fund, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders’ rights of redemption and such restrictions as might arise under the Securities Act of 1933, as amended (the “1933 Act”), with respect to privately placed or otherwise restricted securities that the Acquired Fund may have acquired in the ordinary course of business).  Prior to or contemporaneously with the Closing (as hereinafter defined), the Corporation (subject to Section 10 hereof), on behalf of the Acquired Fund, will (1) pay the Acquired Fund’s costs and expenses of carrying out this Plan (including, but not limited to, brokerage commissions, and subject to Section 10 below), (2) discharge all of the Acquired Fund’s Liabilities (as defined below) on its books at the close of business (where hereinafter shall be, unless otherwise noted, the regular close of business of the New York Stock Exchange, Inc. (“NYSE”)) (“Close of Business”) on the Valuation Date (as defined in Section 3) including, but not limited to, its income dividends and capital gains distributions, if any, payable for any period prior to the date of Closing and through the final taxable year ending with the Acquired Fund’s complete liquidation, and (3) to pay such contingent liabilities as the directors of the Corporation shall reasonably deem to exist against the Acquired Fund, if any, at the Close of Business on the Valuation Date (all of the assets of the Acquired Fund as of the Close of Business on the Valuation Date, less the liabilities of the Acquired Fund as of such date is referred to herein as the “Net Assets”).  The Corporation, on behalf of the Acquired Fund, shall use commercially reasonable efforts to identify all of the Acquired Fund’s liabilities, debts, obligations and duties of any nature, whether accrued absolute, contingent or otherwise (“Liabilities”), prior to the Valuation Date.  To the extent that any Acquired Fund Liabilities are not discharged on or prior to the Valuation Date, the Acquiring Fund shall assume such Liabilities.

(b)           The number of shares of stock of the Acquiring Fund to be issued as a result of the conversion (including fractional shares, if any) shall be determined by dividing the Net Assets of the Acquired Fund by the net asset value of a share of the Acquiring Fund. The shares of stock of the Acquired Fund held by each Acquired Fund shareholder will be converted into that number of shares of stock of the Acquiring Fund equal in aggregate net asset value to the aggregate net asset value of the shares of stock of the Acquired Fund held by such shareholder as of the Close of Business on the Valuation Date.

(c)           The conversion shall be accomplished by the filing of Articles of Amendment with the State Department of Assessments and Taxation of Maryland and the establishment of accounts on the share records of the Acquiring Fund of the type and in the amounts due  pursuant to this Section 1 based on the shareholders of the Acquired Fund’s respective holdings of shares as of the Close of Business on the Valuation Date.  Fractional shares of stock of the Acquiring Fund shall be carried to the third decimal place.  No certificates representing shares of stock of the Acquiring Fund will be issued to shareholders of the Acquired Fund irrespective of whether such shareholders hold their shares in certificated form.

(d)           At the Closing, each outstanding certificate that, prior to Closing, represented shares of common stock of the Acquired Fund, shall be cancelled and shall no longer evidence ownership thereof.

(e)           At the Closing, each shareholder of record of the Acquired Fund as of the record date (the “Distribution Record Date”) with respect to any unpaid dividends and other distributions that were declared on or prior to the Valuation Date, including any dividend or distribution declared pursuant to Section 8(e) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of the Acquired Fund that such person had on such Distribution Record Date.

2.	Valuation

(a)           The value of the Acquired Fund’s Net Assets to be acquired by the Acquiring Fund hereunder shall be computed as of the Close of Business on the Valuation Date using the valuation procedures set forth in the Acquired Fund’s currently effective prospectus and statement of additional information.

(b)           The net asset value of a share of stock of the Acquiring Fund shall be determined as of the Close of Business on the Valuation Date using the valuation procedures set forth in the Acquiring Fund’s currently effective prospectus and statement of additional information.

(c)           The net asset value of a share of stock of the Acquired Fund shall be determined as of the Close of Business on the Valuation Date, using the valuation procedures as set forth in the Acquired Fund’s currently effective prospectus and statement of additional information.

3.	Closing and Valuation Date

The “Valuation Date” shall be June 1, 2012, or such later date as the Corporation may designate.  The Closing shall take place at the principal office of the Corporation, at 20 Greenway Plaza, Suite 450, Houston, Texas, 77046, at approximately 9:00 a.m., Eastern time, on the first business day following the Valuation Date.  Notwithstanding anything herein to the contrary, in the event that on the Valuation Date (a) the NYSE shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of the Corporation, accurate appraisal of the value of the net assets of the Acquired Fund or the Acquiring Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the Acquired Fund and the Acquiring Fund is practicable in the judgment of the Corporation.  The Corporation shall have provided for delivery as of the Closing of those Net Assets of the Acquired Fund to be transferred to the Acquiring Fund’s Custodian, The Bank of New York Mellon, One Wall Street, New York, NY 10286.  The Corporation shall issue and deliver a certificate or certificates evidencing that shares of the Acquired Fund have been converted into shares of the Acquiring Fund as of the Closing Date.

4.	Representations and Warranties by the Corporation on behalf of the Acquired Fund

The Corporation, on behalf of the Acquired Fund, hereby represents and warrants the following as a necessary pre-condition to the consummation of the Reorganization:

(a)           The Corporation is authorized to issue 10,000,000 shares of common stock of the Acquired Fund, par value $0.001 per share.  Each outstanding share of the Acquired Fund is validly issued, fully paid, non-assessable and has full voting rights.

(b)           The financial statements appearing in the Acquired Fund’s Annual Report to Shareholders for the fiscal year ended June 30, 2011, and any subsequent financial statements, audited by BBD LLP, and any unaudited financial statements, fairly present the financial position of the Acquired Fund as of the date indicated, and the results of its operations for the period indicated, in conformity with generally accepted accounting principles applied on a consistent basis.

(c)           The books and records of the Acquired Fund are true and correct in all material respects and contain no material omissions with respect to the business and operations of the Acquired Fund.

(d)           The statement of assets and liabilities to be furnished by the Corporation as of the Close of Business on the Valuation Date for the purpose of determining the number of shares of common stock of the Acquiring Fund to be issued pursuant to Section 1 hereof will accurately reflect the Net Assets of the Acquired Fund and outstanding shares of common stock, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

(e)           At the Closing, the Corporation, on behalf of the Acquired Fund, will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in subsection (d) above, free and clear of all liens or encumbrances of any nature whatsoever except such restrictions as might arise under the 1933 Act with respect to privately placed or otherwise restricted securities that it may have acquired in the ordinary course of business and such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

(f)           The Corporation has elected to treat the Acquired Fund as a regulated investment company (“RIC”) for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), the Acquired Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing, has not had any earnings and profits accumulated in any taxable year to which the provisions of Subchapter M of the Code (or the corresponding provisions of prior law) did not apply, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

(g)           There are no material contracts outstanding to which the Acquired Fund is a party, other than as disclosed in the Acquired Fund’s registration statement on Form N-1A filed with the Securities and Exchange Commission (the “Commission”) or the Acquired Fund’s Prospectus.

(h)           The Corporation is a corporation created under the laws of the State of Maryland on October 19, 1993, and is validly existing and in good standing under the laws of that state.  The Corporation, of which the Acquired Fund is a separate series, is duly registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company.  Such registration is in full force and effect as of the date hereof and will be in full force and effect as of the Closing and all of the Acquired Fund’s shares sold have been sold pursuant to an effective registration statement filed under the 1933 Act, except for any shares sold pursuant to the private offering exemption for the purpose of raising initial capital.

(i)           The Corporation has the necessary corporate power and authority to conduct its business and the business of the Acquired Fund as such businesses are now being conducted.

(j)           The Corporation, on behalf of the Acquired Fund, is not a party to or obligated under any provision of its Articles of Incorporation (“Articles”), By-Laws, or any material contract or any other material commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Plan.

(k)           The Corporation, on behalf of the Acquired Fund, has full corporate power and authority to enter into and perform its obligations under this Plan, subject to approval of the Reorganization by the Acquired Fund’s shareholders.  Except as provided in the immediately preceding sentence, the execution, delivery and performance of this Plan by the Corporation on behalf of the Acquired Fund have been validly authorized, and this Plan constitutes the Acquired Fund’s legal and valid obligation.

(l)           The Acquired Fund does not have any unamortized or unpaid organizational fees or expenses.

(m)           Neither the Corporation nor the Acquired Fund is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(n)           There are no legal, administrative or other proceedings or investigations against the Corporation on behalf of the Acquired Fund, or, to the Corporation’s knowledge, threatened, that would materially affect the Acquired Fund’s financial condition or the Acquired Fund’s ability to consummate the transactions contemplated by this Plan.  The Corporation, on behalf of the Acquired Fund, is not charged with or, to the Corporation’s knowledge, threatened with, any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

(o)           The Corporation has duly filed, on behalf of the Acquired Fund, all Tax (as defined below) returns and reports (including information returns, elections, agreements, and declarations, collectively, the “Returns”) that are required to have been filed by the Acquired Fund, and all such Returns accurately state, in all materials respects, the amount of Tax owed for the periods covered by the Returns, or, in the case of information returns, the amount and character of income required to be reported by the Acquired Fund.  The Corporation has, on behalf of the Acquired Fund, paid or made provision and properly accounted for all Taxes (as defined below) shown to be due on such Tax Returns or on any actual or proposed deficiency assessments received with respect to the Acquired Fund.  The amounts established as provisions for Taxes in the books and records of the Acquired Fund as of the Close of Business on the Valuation Date will, to the extent required by generally accepted accounting principles, be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or will be payable by the Acquired Fund, for all periods or fiscal years (or portions thereof) ending on or before the Close of Business on the Valuation Date.  No Tax Return filed by the Corporation on behalf of the Acquired Fund is currently being audited by the Internal Revenue Service or by any state, local or foreign taxing authority.  To the knowledge of the Corporation, there are no levies, liens or encumbrances relating to Taxes existing, threatened or pending with respect to the Acquired Fund or the assets of the Acquired Fund.  As used in this Plan, “Tax” or “Taxes” means all federal, state, local and foreign (whether imposed by a country or political subdivision or authority thereunder) income, gross receipts, excise, sales, use, value added, employment, franchise, profits, property, ad valorem or other taxes, stamp taxes and duties, fees, assessments or charges, whether payable directly or by withholding, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (foreign or domestic) with respect thereto.

(p)           All information provided by the Corporation on behalf of the Acquired Fund for inclusion in, or transmittal with, the combined proxy statement and prospectus with respect to this Plan pursuant to which approval of the Acquired Fund shareholders will be sought, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(q)           Except for the approval of the Acquired Fund’s shareholders of the Plan, no consent, approval, authorization or order of any court or governmental authority, or of any other person or entity, is required for the consummation of the transactions contemplated by this Plan by the Corporation on behalf of the Acquired Fund, except as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, or state securities laws or Maryland corporate laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

5.	Representations and Warranties by the Corporation on behalf of the Acquiring Fund

The Corporation, on behalf of the Acquiring Fund, hereby represents and warrants the following as a necessary pre-condition to the consummation of the Reorganization:

(a)           The Corporation is authorized to issue 15,000,000 shares of common stock of the Acquiring Fund, par value $0.001 per share.  Each outstanding share of the Acquiring Fund is fully paid, non-assessable and has full voting rights.  The shares of common stock of the Acquiring Fund to be issued (via conversion of Acquired Fund shares) pursuant to Section 1 hereof will, upon their issuance, be validly issued and fully paid and non-assessable, and have full voting rights.

(b)           The financial statements appearing in the Acquiring Fund’s Annual Report to Shareholders for the fiscal year ended June 30, 2011, and any subsequent financial statements, audited by BBD LLP, and any unaudited financial statements, fairly present the financial position of the Acquiring Fund as of the date indicated, and the results of its operations for the period indicated, in conformity with generally accepted accounting principles applied on a consistent basis.

(c)           At the Closing, shares of common stock of the Acquiring Fund to be issued (via conversion of Acquired Fund shares) pursuant to this Plan will be eligible for offering to the public in those states of the United States and jurisdictions in which the shares of the Acquired Fund are presently eligible for offering to the public.

(d)           The statement of assets and liabilities of the Acquiring Fund to be furnished by the Corporation as of the Close of Business on the Valuation Date for the purpose of determining the number of shares of common stock of the Acquiring Fund to be issued (via conversion of Acquired Fund shares) pursuant to Section 1 hereof will accurately reflect the net assets of the Acquiring Fund and outstanding shares of common stock, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

(e)           At the Closing, the Corporation, on behalf of the Acquiring Fund, will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in subsection (c) above, free and clear of all liens or encumbrances of any nature whatsoever except such restrictions as might arise under the 1933 Act with respect to privately placed or otherwise restricted securities that it may have acquired in the ordinary course of business and such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

(f)           The books and records of the Acquiring Fund are true and correct in all material respects and contain no material omissions with respect to the business and operations of the Acquiring Fund.

(g)           The Corporation has elected to treat the Acquiring Fund as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, the Acquiring Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing, has not had any earnings and profits accumulated in any taxable year to which the provisions of Subchapter M of the Code (or the corresponding provisions of prior law) did not apply, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

(h)           There are no material contracts outstanding to which the Acquiring Fund is a party, other than as disclosed in the Acquiring Fund’s registration statement on Form N-1A filed with the Commission or the Acquiring Fund’s Prospectus.

(i)           The Corporation is a corporation created under the laws of the State of Maryland on October 19, 1993, and is validly existing and in good standing under the laws of that state.  The Corporation, of which the Acquiring Fund is a separate series, is duly registered under the 1940 Act, as an open-end, management investment company.  Such registration is in full force and effect as of the date hereof and will be in full force and effect as of the Closing and all of the Acquiring Fund’s shares sold have been sold pursuant to an effective registration statement filed under the 1933 Act, except for any shares sold pursuant to the private offering exemption for the purpose of raising initial capital.

(j)           The Corporation has the necessary corporate power and authority to conduct its business and the business of the Acquiring Fund as such businesses are now being conducted.

(k)           The Corporation, on behalf of the Acquiring Fund, is not a party to or obligated under any provision of its Articles, By-Laws, or any material contract or any other material commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Plan.

(l)           The Corporation, on behalf of the Acquiring Fund, has full corporate power and authority to enter into and perform its obligations under this Plan.  Except as provided in the immediately preceding sentence, the execution, delivery and performance of this Plan by the Corporation on behalf of the Acquiring Fund have been validly authorized, and this Plan constitutes the Acquiring Fund’s legal and valid obligation.

(m)           Neither the Corporation nor the Acquiring Fund is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(n)           There are no legal, administrative or other proceedings or investigations against the Corporation on behalf of the Acquiring Fund, or, to the Corporation’s knowledge, threatened, that would materially affect the Acquiring Fund’s financial condition or the Acquiring Fund’s ability to consummate the transactions contemplated by this Plan.  The Corporation, on behalf of the Acquiring Fund, is not charged with or, to the Corporation’s knowledge, threatened with, any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

(o)           The Corporation has duly filed, on behalf of the Acquiring Fund, all Tax (as defined below) Returns that are required to have been filed by the Acquiring Fund, and all such Returns accurately state, in all materials respects, the amount of Tax owed for the periods covered by the Returns, or, in the case of information returns, the amount and character of income required to be reported by the Acquiring Fund.  The Corporation has, on behalf of the Acquiring Fund, paid or made provision and properly accounted for all Taxes shown to be due on such Tax Returns or on any actual or proposed deficiency assessments received with respect to the Acquiring Fund.  The amounts established as provisions for Taxes in the books and records of each of the Acquiring Fund as of the Close of Business on the Valuation Date will, to the extent required by generally accepted accounting principles, be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or will be payable by the Acquiring Fund, for all periods or fiscal years (or portions thereof) ending on or before the Close of Business on the Valuation Date.  No Tax Return filed by the Corporation on behalf of the Acquiring Fund is currently being audited by the Internal Revenue Service or by any state, local or foreign taxing authority.  To the knowledge of the Corporation, there are no levies, liens or encumbrances relating to Taxes existing, threatened or pending with respect to the Acquiring Fund or the assets of the Acquiring Fund.

(p)           All information provided by the Corporation on behalf of the Acquiring Fund for inclusion in, or transmittal with, the combined proxy statement and prospectus with respect to this Plan pursuant to which approval of the Acquired Fund shareholders will be sought, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(q)           No consent, approval, authorization or order of any court or governmental authority, or of any other person or entity, is required for the consummation of the transactions contemplated by this Plan by the Corporation on behalf of the Acquiring Fund, except as may be required by the 1933 Act, the 1934 Act, the 1940 Act, or state securities laws or Maryland corporate laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

6.	Obligations of the Corporation on behalf of the Acquired Fund

The Corporation, on behalf of the Acquired Fund, hereby covenants and agrees that:

(a)           The Corporation shall operate the business of the Acquired Fund as presently conducted between the date hereof and the Closing.

(b)           The Corporation, on behalf of the Acquired Fund, shall not acquire the shares of common stock of the Acquiring Fund for the purpose of making distributions thereof other than to the Acquired Fund’s shareholders.

(c)           The Corporation shall file, by the date of the Closing, all of the Acquired Fund’s federal and other Tax Returns required by law to be filed on or before such date and all federal and other Taxes shown as due on said Returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such Taxes.

(d)           At the Closing the Corporation shall provide:

(1)           A statement of the respective tax basis and holding period of all investments to be transferred by the Acquired Fund to the Acquiring Fund.

(2)           A copy (which may be in electronic form) of the Acquired Fund’s shareholder ledger accounts including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares of common stock of the Acquired Fund held by each shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with the Acquired Fund with respect to each shareholder, for all of the shareholders of record of the Acquired Fund’s shares as of the Close of Business on the Valuation Date, who are to become holders of shares of the Acquiring Fund as a result of the transactions contemplated by this Plan, certified by its transfer agent or its President or its Vice-President to the best of their knowledge and belief.

(3)           If requested by the Acquiring Fund, all work papers and supporting statements related to ASC 740-10-25 (formerly, “Accounting for Uncertainty in Income Taxes,” FASB Interpretation No. 48, July 13, 2006) pertaining to the Acquired Fund.

(e)           As soon as practicable after the Closing, the Corporation shall provide a statement of the earnings and profits of Acquired Fund for federal income tax purposes that will be carried over by Acquiring Fund as a result of Section 381 of the Code.

(f)           The Board of Directors of the Corporation shall call, and the Corporation shall hold, a meeting of the Acquired Fund’s shareholders to consider and vote upon this Plan (the “Special Meeting”) and the Corporation shall take all other actions reasonably necessary to obtain approval of the transactions contemplated herein.  The Corporation shall mail to each shareholder of record entitled to vote at the Special Meeting at which action on this Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined proxy statement and prospectus that complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations promulgated thereunder.

(g)           At the Closing, the Corporation shall provide the statement of the assets and liabilities described in Section 4(d) of this Plan in conformity with the requirements described in such Section.

7.           Obligations of the Corporation on behalf of the Acquiring Fund

The Corporation, on behalf of the Acquiring Fund, hereby covenants and agrees that:

(a)           The shares of common stock of the Acquiring Fund to be issued (via conversion of Acquired Fund shares) pursuant to the terms of Section 1 hereof shall have been duly authorized as of the Closing and, when so issued, shall be registered under the 1933 Act, validly issued, and fully paid and non-assessable, and no shareholder of the Acquiring Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof, other than any rights deemed to have been created pursuant to this Plan.

(b)           The Corporation shall operate the business of the Acquiring Fund as presently conducted between the date hereof and the Closing.

(c)           The Corporation shall file, by the date of the Closing, all of the Acquiring Fund’s federal and other Tax Returns required by law to be filed on or before such date and all federal and other taxes shown as due on said Returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.

(d)           At the Closing, the Corporation shall provide the statement of assets and liabilities described in Section 5(d) of this Plan in conformity with the requirements described in such Section.

(e)           The Corporation shall have filed with the Commission a registration statement relating to the shares of common stock of the Acquiring Fund issuable (via conversion of Acquired Fund shares) hereunder, and shall have used its best efforts to provide that such registration statement becomes effective as promptly as practicable.  At the time such registration statement becomes effective, it (i) will comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations promulgated thereunder; and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the time the registration statement becomes effective, at the time of the Acquired Fund’s shareholders’ meeting, and at the Closing, the prospectus and statement of additional information included in the registration statement did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

8.	Conditions Precedent to be Fulfilled by the Corporation on behalf of the Acquired Fund

Unless waived, the obligations of the Corporation, on behalf of the Acquired Fund, to consummate this Plan and the Reorganization hereunder shall be subject to the following respective conditions:

(a)           That (1) all the representations and warranties contained herein by the Corporation on behalf of the Acquiring Fund shall be true and correct in all material respects as of the Closing with the same effect as though made as of and at such date; (2) the performance of all obligations required by this Plan to be performed by the Corporation on behalf of the Acquiring Fund shall have been performed at or prior to the Closing; and (3) the Corporation on behalf of the Acquiring Fund shall have executed a certificate signed by the President or Vice-President and by the Secretary or equivalent officer to the foregoing effect.

(b)           The Corporation on behalf of the Acquiring Fund shall provide a copy of the resolutions approving this Plan adopted by the Corporation’s Board of Directors, certified by the Secretary or equivalent officer.

(c)           That the Commission shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted nor threatened to institute any proceeding seeking to enjoin the consummation of the Reorganization contemplated hereby under Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall be instituted or threatened that would materially and adversely affect the financial condition of the Corporation, the Acquired Fund or the Acquiring Fund or would prohibit the transactions contemplated hereby.

(d)           That this Plan and the Reorganization and the transactions contemplated hereby shall have been approved by the appropriate action of the shareholders of the Acquired Fund at an annual or special meeting or any adjournment thereof.

(e)           That the Acquired Fund shall have declared on or prior to the Valuation Date, a dividend or dividends with a record and ex-dividend date on or prior to such Valuation Date that, together with all previous dividends, shall have the effect of distributing to its shareholders (A) all of Acquired Fund’s investment company taxable income  for the taxable year ended prior to the date of Closing and substantially all of such investment company taxable income for the final taxable year ending with its complete liquidation (in each case determined without regard to any deductions for dividends paid), and (B) all of Acquired Fund’s net capital gain recognized in its taxable year ended prior to the date of Closing and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover).

(f)           That all required consents of other parties and all other consents, orders and permits of federal, state and local authorities (including those of the Commission and of state Blue Sky securities authorities, including any necessary “no-action” positions or exemptive orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve risk of material adverse effect on the assets and properties of the Acquired Fund or the Acquiring Fund.

(g)           That prior to or at the Closing, the Corporation, on behalf of the Acquired Fund, shall receive an opinion from Stradley Ronon Stevens & Young, LLP (“SRSY”) to the effect that, provided the acquisition contemplated hereby is carried out in accordance with the applicable laws of the State of Maryland, the terms of this Plan and in accordance with customary representations provided by the Corporation in certificates delivered to SRSY:

(1)           The conversion of the shares of the Acquired Fund into shares of the Acquiring Fund and the resulting transfer to the Acquiring Fund of all of the property, assets and goodwill of the Acquired Fund, and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the Acquiring Fund and the Acquired Fund will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code;

(2)           No gain or loss will be recognized by the Acquired Fund upon the transfer of all of its assets to, and the assumption of its liabilities by, the Acquiring Fund upon the conversion of the shares of the Acquired Fund into shares of the Acquiring Fund pursuant to Section 361(a) and Section 357(a) of the Code;

(3)           No gain or loss will be recognized by the Acquiring Fund upon its receipt of all of the assets of, and its assumption of all of the liabilities of, the Acquired Fund upon the conversion of the shares of the Acquired Fund into shares of the Acquiring Fund  pursuant to Section 1032(a) of the Code;

(4)           No gain or loss will be recognized by the Acquired Fund upon the conversion of the shares of the Acquired Fund into shares of the Acquiring Fund pursuant to Section 361(c)(1) of the Code;

(5)           The tax basis of the assets of the Acquired Fund received by the Acquiring Fund will be the same as the tax basis of these assets in the hands of the Acquired Fund immediately prior to the exchange pursuant to Section 362(b) of the Code;

(6)           The holding periods of the assets of the Acquired Fund received by the Acquiring Fund will include the periods during which such assets were held by the Acquired Fund pursuant to Section 1223(2) of the Code;

(7)           No gain or loss will be recognized by the shareholders of the Acquired Fund upon the conversion of the shares of the Acquired Fund into shares of the Acquiring Fund (including fractional shares to which they may be entitled) pursuant to Section 354(a) of the Code;

(8)           The aggregate tax basis of the Acquiring Fund shares to be received by each Acquired Fund shareholder (including fractional shares to which they may be entitled) will be the same as the aggregate tax basis of the shares of the Acquired Fund converted therefor pursuant to Section 358(a)(1) of the Code;

(9)           The holding period of the Acquiring Fund shares to be received by each Acquired Fund shareholders (including fractional shares to which they may be entitled) will include the holding period of the Acquired Fund shares converted in exchange therefor, provided that the shareholder held the Acquired Fund as a capital asset on the date of the Reorganization pursuant to Section 1223(l) of the Code; and

(10)           The Acquiring Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Department of the Treasury (the “Treasury Regulations”)) the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder.

The foregoing opinion may state that no opinion is expressed as to the effect of the Reorganization on the Acquired Fund, Acquiring Fund or any Acquired Fund Shareholder with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.  Such opinion shall contain such limitations as shall be in the opinion of SRSY appropriate to render the opinions expressed therein. Notwithstanding anything herein to the contrary,  Acquired Fund may not waive the conditions set forth in this Section 8(g).

(h)           That the Corporation’s registration statement with respect to the shares of common stock of the Acquiring Fund to be delivered to the Acquired Fund’s shareholders in accordance with Section 1 hereof shall have become effective, and no stop order suspending the effectiveness of the registration statement or any amendment or supplement thereto, shall have been issued prior to the Closing or shall be in effect at the Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

(i)           That the shares of common stock of the Acquiring Fund to be delivered in accordance with Section 1 hereof shall be eligible for sale by the Corporation with each state commission or agency with which such eligibility is required in order to permit the shares lawfully to be acquired by each Acquired Fund shareholder.

(j)           That at the Closing, the Corporation, on behalf of the Acquired Fund, transfers to the Acquiring Fund aggregate Net Assets of the Acquired Fund comprising at least 90% in fair market value of the total net assets and 70% in fair market value of the total gross assets recorded on the books of the Acquired Fund at the Close of Business on the Valuation Date.

9.	Conditions Precedent to be Fulfilled by the Corporation on behalf of the Acquiring Fund

Unless waived, the obligations of the Corporation, on behalf of the Acquiring Fund, to consummate this Plan and the Reorganization hereunder shall be subject to the following respective conditions:

(a)           That (1) all the necessary representations and warranties contained herein by the Corporation on behalf of the Acquired Fund shall be true and correct in all material respects as of the Closing with the same effect as though made as of and at such date; (2) the performance of all obligations required by this Plan to be performed by the Corporation on behalf of the Acquired Fund shall have been performed at or prior to the Closing; and (3) the Corporation on behalf of the Acquired Fund shall have executed a certificate signed by the President or Vice-President and by the Secretary or equivalent officer to the foregoing effect.

(b)           The Corporation on behalf of the Acquired Fund shall provide a copy of the resolutions approving this Plan adopted by the Corporation’s Board of Directors, certified by the Secretary or equivalent officer.

(c)           That the Commission shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted nor threatened to institute any proceeding seeking to enjoin the consummation of the Reorganization contemplated hereby under Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall be instituted or threatened that would materially and adversely affect the financial condition of the Corporation, the Acquired Fund or the Acquiring Fund or would prohibit the transactions contemplated hereby.

(d)           That this Plan and the Reorganization and the transactions contemplated hereby shall have been approved by the appropriate action of the shareholders of the Acquired Fund at an annual or special meeting or any adjournment thereof.

(e)           That the Acquired Fund shall have declared prior to the Valuation Date and paid before the date of the Closing, a dividend or dividends with a record and ex-dividend date on or prior to such Valuation Date that, together with all previous dividends, shall have the effect of distributing to its shareholders (A) all of Acquired Fund’s investment company taxable income ending with its complete liquidation (in each case determined without regard to any deductions for dividends paid) for the taxable year ended prior to the date of Closing and substantially all of such investment company taxable income for the final taxable year, and (B) all of Acquired Fund’s net capital gain recognized in its taxable year ended prior to the date of Closing and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover).

(f)           That all required consents of other parties and all other consents, orders and permits of federal, state and local authorities (including those of the Commission and of state Blue Sky securities authorities, including any necessary “no-action” positions or exemptive orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve risk of material adverse effect on the assets and properties of the Acquired Fund or the Acquiring Fund.

(g)           That the Corporation’s registration statement with respect to the shares of common stock of the Acquiring Fund to be delivered to the Acquired Fund’s shareholders in accordance with Section 1 hereof shall have become effective, and no stop order suspending the effectiveness of the registration statement or any amendment or supplement thereto, shall have been issued prior to the Closing or shall be in effect at the Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

(h)           That the shares of common stock of the Acquiring Fund to be delivered in accordance with Section 1 hereof shall be eligible for sale by the Corporation with each state commission or agency with which such eligibility is required in order to permit the shares lawfully to be acquired by each Acquired Fund shareholder.

(i)           That at the Closing, the Corporation, on behalf of the Acquired Fund, transfers to the Acquiring Fund aggregate Net Assets of the Acquired Fund comprising at least 90% in fair market value of the total net assets and 70% in fair market value of the total gross assets recorded on the books of the Acquired Fund at the Close of Business on the Valuation Date.

(j)           That the Corporation, on behalf of the Acquiring Fund, received an opinion pursuant to and as set forth in Section 8(g).

10.	Fees and Expenses

The expenses of entering into and carrying out the provisions of this Plan, whether or not consummated, shall be borne by Bridgeway Capital Management, Inc. (“BCM”) (except brokerage costs).

11.	Termination; Waiver; Order

(a)           Anything contained in this Plan to the contrary notwithstanding, the Corporation may terminate this Plan and the Reorganization may be abandoned at any time (whether before or after adoption thereof by the shareholders of the Acquired Fund) prior to the Closing.

(b)           If the transactions contemplated by this Plan have not been consummated by December 31, 2012, this Plan shall automatically terminate on that date, unless a later date is established by the Corporation.

(c)           In the event of termination of this Plan pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of the Corporation, the Acquired Fund, the Acquiring Fund or its directors, officers, agents or shareholders in respect of this Plan.

(d)           At any time prior to the Closing, any of the terms or conditions of this Plan may be waived by the Corporation (except as provided herein).

(e)            The respective representations and warranties and obligations contained in Sections 4-8 hereof shall expire with, and be terminated by, the consummation of the Plan, and neither the Corporation, the Acquired Fund, the Acquiring Fund nor any of their respective officers, directors, agents or shareholders shall have any liability with respect to such representations and warranties or obligations after the Closing.  This provision shall not protect any officer, director or agent against any liability for which such officer, director or agent would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties in the conduct of such office.

(f)           If any order or orders of the Commission with respect to this Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Directors of the Corporation to be acceptable, such terms and conditions shall be binding as if a part of this Plan without further vote or approval of the shareholders of the Acquired Fund, unless such further vote is required by applicable law.

12.           Liability of the Corporation

The Corporation acknowledges that: (i) all obligations of the Corporation under this Plan are binding only with respect to the Corporation, the Acquired Fund and the Acquiring Fund; (ii) any liability of the Corporation under this Plan with respect to the Acquiring Fund, or in connection with the transactions contemplated herein with respect to the Acquiring Fund, shall be discharged only out of the assets of the Acquiring Fund; (iii) any liability of the Corporation under this Plan with respect to the Acquired Fund, or in connection with the transactions contemplated herein with respect to the Acquired Fund, shall be discharged only out of the assets of the Acquired Fund; and (iv) no other series of the Corporation shall be liable with respect to this Plan or in connection with the transactions contemplated herein, and that neither the Corporation, the Acquired Fund nor the Acquiring Fund shall seek satisfaction of any such obligation or liability from the shareholders of any other series of the Corporation.

13.           Final Tax Returns and Forms 1099 of the Acquired Fund

(a)           After the Closing, the Corporation shall or shall cause its agents to prepare any federal, state or local Tax Returns, including any Forms 1099, required to be filed by the Corporation with respect to the Acquired Fund’s final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall further cause such Tax Returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

(b)           Any expenses incurred by the Corporation or the Acquired Fund (other than for payment of Taxes) in connection with the preparation and filing of said Tax Returns and Forms 1099 after the Closing, shall be borne by the Acquired Fund to the extent such expenses have been or should have been accrued by the Acquired Fund in the ordinary course without regard to the Reorganization contemplated by this Plan; any excess expenses shall be borne by BCM at the time such Tax Returns and Forms 1099 are prepared.

14.	Amendments

This Plan may only be amended in writing at the direction of the Board of Directors of the Corporation.

15.           Governing Law

This Plan shall be governed by and carried out in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of laws.

The Corporation has adopted this Plan of Reorganization and it shall be deemed effective, all as of the day and year first-above written.

Bridgeway Funds, Inc., on behalf of Ultra-Small Company Fund and Micro-Cap Limited Fund

By  /s/ Michael D. Mulcahy
Michael D. Mulcahy, President and Director

Acknowledged by Bridgeway Capital
 Management, Inc.

By   /s/ Michael D. Mulcahy
Michael D. Mulcahy, President